Exhibit 99.2

Michael P. Scarpelli

Chief Financial Officer

ir@datadomain.com

(408) 980-4800

FOR IMMEDIATE RELEASE

Data Domain, Inc. Reports Restatement of Previously Issued Financial Statements For The Calculation of Net Income (Loss) Per Share

SANTA CLARA, Calif. — October 29, 2007 — Data Domain, Inc. (Nasdaq: DDUP) today announced that in its previously issued financial statements for its fiscal years ended December 31, 2004, 2005 and 2006 and for its fiscal quarters ended March 31, 2006 and 2007 and June 30, 2006 and 2007, it erroneously calculated the weighted average number of shares outstanding for the purpose of determining its net income (loss) per share for each of these periods. The effect of the erroneous calculation was to understate the net loss per share for each of these periods, but in all other respects the Company’s financial results and financial condition were not affected by the restatement.

Data Domain intends to file its restated Audited Consolidated Financial Statements for the years ended December 31, 2004, 2005 and 2006 as Exhibit 99.1 to a Current Report on Form 8-K that it intends to file tomorrow, which financial statements may be relied upon by investors.

The previously issued financial statements erroneously included as part of the weighted average number of shares outstanding unvested shares of common stock that were issued pursuant to the early exercise of stock options that were subject to repurchase by the Company at the end of each period. Accordingly, the Company’s previously issued financial statements covering such periods should no longer be relied upon because of this error. The effect of this error on each of these periods is as follows:

Data Domain, Inc.

Net Loss per Share Restatement Comparison

Years ended December 31, 2004, 2005, 2006

(in thousands, except per share data)

	Year ended December 31,
	2004	2005	2006
Net loss—as reported	$(9,828)	$(13,783)	$(4,026)

Shares used in computing basic and diluted net loss per share—as reported	5,559	6,673	7,978
Decrease in weighted average shares outstanding	(887)	(872)	(850)

Shares used in computing basic and diluted net loss per share—as restated	4,672	5,801	7,128

Net loss per share basic and diluted—as reported	$(1.77)	$(2.07)	$(0.50)
Increase in net loss per share based on change in the number of weighted average shares outstanding	$(0.33)	$(0.31)	$(0.06)

Net loss per share basic and diluted—as restated	$(2.10)	$(2.38)	$(0.56)

Data Domain, Inc.

Net Income (Loss) Per Share Restatement Comparison

Three Months ended March 31, June 30, September 30 and December 31, 2006 and March 31 and June 30, 2007 and Six Months Ended June 30, 2006 and 2007

(in thousands, except per share data)

	Three Months Ended						Six Months Ended
	Mar 31, 2006	Jun 30, 2006	Sept 30, 2006	Dec 31, 2006	Mar 31, 2007	Jun 30, 2007	Jun 30, 2006	Jun 30, 2007
Net income (loss)—as reported	$(749)	$49	$(934)	$(2,392)	$(1,473)	$(1,231)	$(700)	$(2,704)

Shares used in computing basic net income (loss) per share—as reported	7,584	7,757	8,074	8,581	9,560	11,518	7,734	10,655
Decrease in weighted average shares outstanding	(1,102)	(1,098)	(1,066)	(1,192)	(1,522)	(1,454)	(1,023)	(1,411)

Shares used in computing basic net income (loss) per share—as restated	6,482	6,659	7,008	7,389	8,038	10,064	6,711	9,244

Net income (loss) per share, basic—as reported	$(0.10)	$0.01	$(0.12)	$(0.28)	$(0.15)	$(0.11)	$(0.09)	$(0.25)
Increase in net income (loss) per share, basic based on change in the number of weighted average shares outstanding	$(0.02)	$–	$(0.01)	$(0.04)	$(0.03)	$(0.01)	$(0.01)	$(0.04)

Net income (loss) per share, basic—as restated	$(0.12)	$0.01	$(0.13)	$(0.32)	$(0.18)	$(0.12)	$(0.10)	$(0.29)

Shares used in computing diluted net income (loss) per share—as reported	7,584	12,283	8,074	8,581	9,560	11,518	7,734	10,655
Decrease in weighted average shares outstanding	(1,102)	(1,098)	(1,066)	(1,192)	(1,522)	(1,454)	(1,023)	(1,411)

Shares used in computing diluted net income (loss) per share—as restated	6,482	11,185	7,008	7,389	8,038	10,064	6,711	9,244

Net income (loss) per share, diluted—as reported	$(0.10)	$–	$(0.12)	$(0.28)	$(0.15)	$(0.11)	$(0.09)	$(0.25)
Increase in net income (loss) per share, diluted based on change in the number of weighted average shares outstanding	$(0.02)	$–	$(0.01)	$(0.04)	$(0.03)	$(0.01)	$(0.01)	$(0.04)

Net income (loss) per share, diluted—as restated	$(0.12)	$–	$(0.13)	$(0.32)	$(0.18)	$(0.12)	$(0.10)	$(0.29)

Data Domain’s independent registered public accounting firm, Ernst & Young LLP, concurs with Data Domain’s conclusion to restate the affected prior periods.

Data Domain and the Data Domain logo are trademarks or registered trademarks of Data Domain, Inc. All other trademarks used or mentioned herein belong to their respective owners.

A copy of this press release can be found on the Investor Relations page of Data Domain’s website at www.datadomain.com

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